Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Second Quarter 2010 Results

Second Quarter Highlights:

-	Net income attributable to Arbor Realty Trust, Inc. of $129.1 million, or $5.05 per diluted common share
-	Completed the retirement of all $336 million of debt with Wachovia, generating a net gain of approximately $157 million, nearly eliminating all short-term recourse debt
-	Adjusted book value per share $14.08, GAAP book value per share $9.46 [1]
-	Generated gains of $12.7 million from the retirement of CDO debt
-	Recorded $25.6 million in loan loss reserves
-	Recorded a loss of $10.3 million from the sale of available-for-sale securities
-	Recorded impairment of $7.0 million on available-for-sale securities

Uniondale, NY, August 6, 2010 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate-related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the second quarter ended June 30, 2010. Arbor reported net income attributable to Arbor Realty Trust, Inc. for the quarter of $129.1 million, or $5.05 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the quarter ended June 30, 2009 of $48.6 million, or $1.92 per diluted common share. Net income attributable to Arbor Realty Trust, Inc. for the six months ended June 30, 2010 was $155.5 million, or $6.10 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the six months ended June 30, 2009 of $52.8 million, or $2.09 per diluted common share.

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

The net balance of the Company’s loan and investment portfolio, excluding loan loss reserves, was $1.9 billion at June 30, 2010, compared to $2.0 billion at March 31, 2010. The average balance of the Company’s loan and investment portfolio during the second quarter of 2010, excluding loan loss reserves, was $2.0 billion and the average yield on these assets for the quarter was 5.20%, compared to $2.1 billion and 4.67% for the first quarter of 2010, respectively. Excluding the effect of non-recurring items such as additional interest received on a loan that exceeded the Company’s investment basis in the asset during the second quarter totaling $1.5 million and reductions in interest income related to the uncollectibility of interest on impaired, non-performing and restructured loans totaling $1.2 million during the first quarter, the average yield was 4.89% for the second quarter, compared to 4.90% for the first quarter.

At June 30, 2010, the balance of debt that finances the Company’s loan and investment portfolio was approximately $1.3 billion, compared to approximately $1.6 billion at March 31, 2010. The average balance of debt that finances the Company’s loan and investment portfolio during the second quarter of 2010 was $1.6 billion and the average cost of these borrowings was 4.04%, compared to $1.7 billion and 4.28% for the first quarter of 2010. In addition, the second quarter of 2010 included a $1.0 million decrease in interest expense for a change in the market value of certain interest rate swaps, compared to a $0.2 million increase in interest expense in the first quarter of 2010. Excluding the effect of these swaps, the average cost of borrowings for the second quarter was 4.29%, compared to 4.23% for the first quarter.

Debt Retirement

During the second quarter of 2010, as previously disclosed, the Company closed on its debt retirement agreement with Wachovia Bank, National Association to retire $335.6 million of outstanding debt. As of March 31, 2010, the Company had $273.1 million of outstanding debt with Wachovia, of which $113.7 million remained due on the discounted payoff. The Company was able to satisfy this amount from a combination of utilizing other debt facilities, corporate liquidity and proceeds from the repayment of loans. As a result of this transaction, the Company has no remaining debt outstanding with Wachovia and has a new $26.0 million financing facility with another financial institution. This facility has a term of six months, is secured by two of the Company’s loans and bears interest at a rate of 500 basis points over one-month LIBOR. The Company expects that the two loans securing this facility will be repaid prior to its maturity and such proceeds will be used to repay the facility.

The Company recorded a gain from this transaction of $156.6 million, net of fees, certain expenses, and taxes. In accordance with the management agreement with Arbor's manager, Arbor Commercial Mortgage, LLC, this gain and all other gains recorded as a result of discounted debt repurchases during 2010 are included in the calculation of the incentive management fee. The calculation of the incentive management fee for 2010 will not be finalized until the end of the fiscal year and, as a result, no incentive management fee was recorded in the second quarter.

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

In addition, during the second quarter of 2010, the Company purchased, at a discount, approximately $19.0 million of investment grade-rated bonds originally issued by the Company’s three CDO issuing entities. The Company recorded a net gain on early extinguishment of debt of $12.7 million related to these transactions. The purchases were reflected on the Company’s balance sheet as a reduction of the corresponding outstanding debt totaling $19.0 million.

Other Financing Activity

As of June 30, 2010, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO vehicles and credit facilities. The Company believes that it was in compliance with all credit facility financial covenants and restrictions as of June 30, 2010. As previously disclosed, the Company completed the retirement of all Wachovia debt.  Accordingly, the Company is no longer subject to any financial covenants with this financial institution.

The Company’s CDO vehicles contain interest coverage and asset overcollateralization covenants that must be met as of the waterfall distribution dates in order for the Company to receive cash distributions as a preferred holder.  If the Company is not in compliance with these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such tests. As of the most recent determination dates in July 2010, the CDOs were in compliance with all such covenants.  In the event of a breach of the CDO covenants that could not be cured in the near-term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available. The chart below is a summary of the Company’s CDO compliance tests as of the most recent determination date:

Cash Flow Triggers	CDO I	CDO II	CDO III

Overcollateralization (1)

Current	184.70%	171.50%	109.93%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	520.21%	508.67%	494.93%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

 (1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance is multiplied by the lower of the market rate or the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

Portfolio Activity

During the second quarter of 2010, Arbor originated two loans and investments totaling $5 million. Of the new loans and investments, one was a bridge loan totaling $3 million, and one was a mezzanine loan totaling $2 million.

Also, during the quarter, four loans paid off with an unpaid principal balance of approximately $91 million, of which $35.4 million was charged off against a loan loss reserve of one of the Company’s non-performing loans. Included in the $91 million of loan payoffs is a $0.8 million loss on the payoff of three loans. In addition, three loans had paydowns totaling approximately $11 million. One of these paydowns was the result of a restructuring in which the Company agreed to reduce the outstanding balance by $5.9 million in exchange for a $0.5 million principal payment with the difference of $5.4 million charged off against a previously recorded loan loss reserve. Furthermore, three loans were either refinanced or modified with Arbor totaling $19 million, of which two loans totaling approximately $13 million were scheduled to repay during the quarter.

Additionally, five loans totaling approximately $101 million were extended during the quarter, of which one loan totaling approximately $35 million was in accordance with its extension option.

In the second quarter of 2010, the Company sold five commercial mortgage-backed securities with a carrying value of approximately $46.6 million, at a discount, for approximately $36.3 million resulting in a loss on sale of $10.3 million. The Company previously recorded $11.6 million of unrealized losses related to these securities during the first quarter of 2010 in accumulated other comprehensive loss on the Company’s balance sheet. The Company generated approximately $36.3 million in cash from these transactions, which was used as part of the amount needed to close on the debt retirement agreement with Wachovia noted earlier. In addition, during the second quarter, the Company recorded a $7.0 million other-than-temporary impairment on its remaining available-for-sale security. The amount of the impairment was previously recorded in accumulated other comprehensive loss. Management believes that, based on recent market events and the unfavorable prospects for near-term recovery of value, there is a lack of evidence to support the conclusion that the fair value decline is temporary. At June 30, 2010, the carrying value of this available-for-sale security, at fair value, was approximately $1.0 million.

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

At June 30, 2010, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was approximately $1.9 billion, with a weighted average current interest pay rate of 4.70%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.70% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of June 30, 2010, Arbor’s loan portfolio consisted of 37% fixed-rate and 63% variable-rate loans.

During the second quarter of 2010, the Company recorded $25.6 million in loan loss reserves related to 12 loans with a carrying value of approximately $284.2 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. The Company received a $0.8 million payment from one of the Company’s borrowers related to a fully reserved loan and recorded a $0.8 million recovery in provision for loan losses on the statement of operations during the second quarter of 2010. As previously noted, the Company charged off $40.8 million of previously recorded loan loss reserves related to two loans during the second quarter. Also, during the second quarter, the Company foreclosed on a property, which was subject to a $20.8 million first mortgage. Upon foreclosure, the Company recorded this investment on its balance sheet as real estate owned at fair value. The Company charged off a $5.6 million loan loss provision against its $5.6 million junior participation interest related to this property at the time of foreclosure. At June 30, 2010, the Company’s total loan loss reserves were $330.5 million relating to 33 loans with an aggregate carrying value before loan loss reserves of approximately $738.7 million. The Company generally recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had 11 non-performing loans with a carrying value of approximately $73.5 million, net of related loan loss reserves of $99.2 million as of June 30, 2010, compared to 10 non-performing loans with a carrying value of approximately $82.3 million, net of related loan loss reserves of $116.4 million as of March 31, 2010. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

Dividend

Under the terms of the Company’s junior subordinated notes, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's stock to the maximum extent permissible (currently 90%), with the balance payable in cash.  The Company will be permitted to pay 100% of taxable income in cash if certain conditions are met. The Board of Directors has elected not to pay a common stock dividend for the quarter ended June 30, 2010.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call.  The dial-in numbers are (866) 383-7998 for domestic callers and (617) 597-5329 for international callers.  The participant passcode for both is 77459234.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through September 7, 2010.  In addition, a telephonic replay of the call will be available until August 13, 2010.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode: 81149718.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$25,866,947	$31,687,984	$50,085,372	$62,188,007
Interest expense	16,177,468	21,091,121	34,264,728	40,241,937
Net interest income	9,689,479	10,596,863	15,820,644	21,946,070

Other revenues:
Property operating income	985,271	191,212	1,288,726	191,212
Other income	224,577	782,410	1,022,624	798,660
Total other revenues	1,209,848	973,622	2,311,350	989,872

Other expenses:
Employee compensation and benefits	1,995,469	3,509,911	3,900,422	5,901,895
Selling and administrative	2,250,402	2,681,579	3,528,397	4,763,921
Property operating expenses	1,597,646	325,323	2,032,500	325,323
Depreciation and amortization	166,114	-	209,853	-
Other-than-temporary impairment	7,004,800	382,130	7,004,800	382,130
Provision for loan losses (net of recoveries)	24,830,000	23,000,000	49,830,000	90,500,000
Loss on restructured loans	825,239	23,790,835	825,239	32,827,749
Management fee - related party	2,000,000	6,277,623	3,900,000	7,000,000
Total other expenses	40,669,670	59,967,401	71,231,211	141,701,018

Loss from continuing operations before gain on exchange
of profits interest, gain on extinguishment of debt, loss
on sale of securities, loss on termination of swaps, loss
from equity affiliates, and provision for income taxes	(29,770,343)	(48,396,916)	(53,099,217)	(118,765,076)
Gain on exchange of profits interest	-	-	-	55,988,411
Gain on extinguishment of debt	171,032,651	21,464,957	217,531,130	47,731,990
Loss on sale of securities	(10,293,063)	-	(6,989,583)	-
Loss on termination of swaps	-	(8,729,408)	-	(8,729,408)
Loss from equity affiliates	(27,348)	(12,664,152)	(72,923)	(10,157,018)

Income (loss) before provision for income taxes	130,941,897	(48,325,519)	157,369,407	(33,931,101)

Provision for income taxes	(1,800,000)	-	(1,800,000)	-

Income (loss) from continuing operations	129,141,897	(48,325,519)	155,569,407	(33,931,101)

Loss on operations of real estate held-for-sale	-	(174,184)	-	(317,555)
Loss from discontinued operations	-	(174,184)	-	(317,555)

Net income (loss)	129,141,897	(48,499,703)	155,569,407	(34,248,656)

Net income attributable to noncontrolling interest	53,898	57,292	107,615	18,562,077

Net income (loss) attributable to Arbor Realty Trust, Inc.	$129,087,999	$(48,556,995)	$155,461,792	$(52,810,733)

Basic earnings (loss) per common share:
Income (loss) from continuing operations, net of
noncontrolling interest	$5.07	$(1.91)	$6.11	$(2.08)
Loss from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss) attributable to Arbor Realty Trust, Inc.	$5.07	$(1.92)	$6.11	$(2.09)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations, net of
noncontrolling interest	$5.05	$(1.91)	$6.10	$(2.08)
Loss from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss) attributable to Arbor Realty Trust, Inc.	$5.05	$(1.92)	$6.10	$(2.09)

Dividends declared per common share	$-	$-	$-	$-

Weighted average number of shares
of common stock outstanding:

Basic	25,477,410	25,333,564	25,432,659	25,238,515

Diluted	25,574,203	25,333,564	25,481,323	25,238,515

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets:
Cash and cash equivalents	$22,123,807	$64,624,275
Restricted cash (includes $24,860,348 and $27,935,470 from consolidated VIEs, respectively)	24,860,348	27,935,470
Loans and investments, net (includes $1,292,243,047 and $1,305,593,730 from consolidated VIEs, respectively)	1,545,445,135	1,700,774,288
Available-for-sale securities, at fair value (includes $1,000,000 and $0 from consolidated VIEs, respectively)	1,058,789	488,184
Securities held-to-maturity, net (includes $0 and $60,562,808 from consolidated VIEs, respectively)	-	60,562,808
Investment in equity affiliates	64,766,344	64,910,949
Real estate owned, net (includes $2,654,876 and $2,658,128 from consolidated VIEs, respectively)	28,769,402	8,205,510
Real estate held-for-sale, net	41,440,000	41,440,000
Due from related party (includes $15,255,502 and $4,165,695 from consolidated VIEs, respectively)	22,547,950	15,240,255
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $14,768,478 and $21,011,295 from consolidated VIEs, respectively)	51,458,086	57,545,084
Total assets	$1,821,517,810	$2,060,774,772

Liabilities and Equity:
Repurchase agreements	$1,844,997	$2,657,332
Collateralized debt obligations (includes $1,098,124,910 and $1,100,515,185 from consolidated VIEs, respectively)	1,098,124,910	1,100,515,185
Junior subordinated notes to subsidiary trust issuing preferred securities	157,596,735	259,487,421
Notes payable	82,457,708	375,219,206
Mortgage note payable – real estate owned	20,750,000	-
Mortgage note payable – held-for-sale	41,440,000	41,440,000
Due to related party	1,493,052	1,997,629
Due to borrowers (includes $1,672,501 and $2,734,526 from consolidated VIEs, respectively)	4,477,947	6,676,544
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $37,904,989 and $34,351,469 from consolidated VIEs, respectively)	93,135,289	97,024,352
Total liabilities	1,578,443,771	1,962,140,802

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,756,810 shares issued, 25,477,410 shares
outstanding at June 30, 2010 and 25,666,810 shares issued, 25,387,410 shares outstanding at December 31, 2009	257,568	256,668
Additional paid-in capital	450,686,382	450,376,782
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Accumulated deficit	(138,130,776)	(293,585,378)
Accumulated other comprehensive loss	(64,654,813)	(53,331,105)
Total Arbor Realty Trust, Inc. stockholders’equity	241,135,000	96,693,606
Noncontrolling interest in consolidated entity	1,939,039	1,940,364
Total equity	243,074,039	98,633,970
Total liabilities and equity	$1,821,517,810	$2,060,774,772

Arbor Realty Trust Reports Second Quarter 2010 Results
August 6, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
 (Unaudited)

June 30, 2010

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$241,135,000

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	59,399,961

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$358,610,145

Adjusted book value per share	$14.08

GAAP book value per share	$9.46

Common shares outstanding	25,477,410

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.